SB EXHIBIT 3.1

                     AMENDMENT TO ARTICLES OF INCORPORATION


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                              ARTICLES OF AMENDMENT
                                     TO THE
                            ARTICLES OF INCORPORATION
                              OF NELX MARKETING, INC.


         Pursuant  to  the   provisions  of  the  Colorado   Corporation   Code,
MIND2MARKET, INC., a Colorado corporation, adopts the following Articles of Amendment to its Articles of Incorporation:

         FIRST:  The name of the corporation is

                                NELX MARKETING, INC.

         SECOND: The following amendments to the Articles of Incorporation were adopted on October 3, 1996, as prescribed by the Colorado Corporation Act by a unanimous vote of the shareholders. The number of shares voted for the amendment was sufficient for approval.

     a)       ARTICLE I:

             The name of the corporation is changed to Mind2Market, Inc.

     b)       ARTICLE II:

                           The corporation shall be authorized to issue 50,000,000 common shares @ $.0001 per share, and 5,000,000 shares of Preferred stock at $.10 par value with such rights and preferences and in such classes as the Board may hereafter determine.

     THIRD: The manner, if not set forth in such amendment, in which any exchange, reclassifications, or cancellation of issued shares provided for in the amendment shall be effected, is as follows:

         None.

         FOURTH: The manner is which such amendment effects a change in the amount of stated capital, and the amount of stated capital as changed by such amendment, are as follows:

         None.


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                                           NELX MARKETING, INC.



                                           By: ---------------------------------
                                                President


                                           And: --------------------------------
                                                 Secretary/Treasurer

STATE OF COLORADO  )
                   ) SS.
COUNTY OF          )

         The foregoing Articles of Amendment to the Articles of Incorporation was acknowledged before me by Ron Powell as President of NELX MARKETING, INC., a Colorado corporation, this day of October, 1996.

         My Commission expires:

                                                     ---------------------------
                                                     Notary Public
                                                     Address:


STATE OF COLORADO  )
                   ) SS.
COUNTY OF          )

         The  foregoing  Articles of Amendment to the Articles of  Incorporation
was  acknowledged   before  me  by  Ray  Williams  as   Secretary/Treasurer   of
NELX MARKETING, INC., a Colorado corporation, this day of October, 1996.

         My Commission expires:

                                                     ---------------------------
                                                     Notary Public